Exhibit 99.1

Ocugen Provides Business Update and Second Quarter 2020 Financial Results
Two Additional Orphan Drug Designations Granted for OCU400 Modifier Gene Therapy Program
Conference Call and Webcast Today at 8:30 a.m. ET
MALVERN, PA, August 14, 2020 (GLOBE NEWSWIRE) — Ocugen, Inc. (NASDAQ: OCGN), a biopharmaceutical company focused on discovering, developing and commercializing transformative therapies to cure blindness diseases, today reported second quarter 2020 financial results along with a general business update.
“I am very proud of the progress we have made this quarter as we work to develop transformative therapies with the potential to cure blindness diseases. Despite the challenges of the global pandemic, we remain on track to enter the clinic next year with our first gene therapy product candidate, OCU400, for retinitis pigmentosa. Our second gene therapy product, OCU410, for dry age-related macular degeneration and our first novel biologic, OCU200, for major retinal diseases are on track to enter the clinic in 2022,” said Dr. Shankar Musunuri, Chairman, Chief Executive Officer and Co-Founder of Ocugen.
Business Highlights:
•Four Orphan Drug Designations (“ODD”) for OCU400 – In late July 2020, the United States Food and Drug Administration (“FDA”) granted the third ODD for OCU400 for the treatment of rhodopsin (“RHO”) mutation-associated retinal degeneration. The RHO mutation is one of the more common mutations that cause retinitis pigmentosa (“RP”), a group of rare genetic disorders, with the RHO mutation representing about 12% of RP patients in the United States. In early August 2020, the FDA granted another ODD for OCU400 for the treatment of phosphodiesterase 6B (“PDE6B”) mutation-associated RP.
•World Orphan Drug Congress USA 2020 Conference – On August 24, 2020, Dr. Rasappa Arumugham, Chief Scientific Officer of Ocugen, will highlight Ocugen’s breakthrough modifier gene therapy platform as part of the Next Generation Therapies Seminar.
•Chair Appointment for the Retina Scientific Advisory Board – In June 2020, Ocugen announced the appointment of Dr. Mohamed Genead as chair of the Ocugen, Inc. Retina Scientific Advisory Board, which is comprised of prominent experts who provide strategic advice, clinical and regulatory support, and scientific and industry expertise. The Company believes Dr. Genead’s deep experience in ophthalmology and gene therapy will be instrumental as it advances its breakthrough modifier gene therapy platform into the clinic next year.
•Discontinuance of OCU300 for ocular Graft vs. Host Disease and Reduction in Force – In June 2020, after review of a pre-planned interim sample size analysis which indicated the trial was unlikely to meet its co-primary endpoints upon completion, Ocugen discontinued the Phase 3 trial and initiated a workforce reduction as part of this shift in focus towards its gene therapy platform and novel biologics program aimed at curing blindness diseases. Ocugen expects the workforce reduction will result in approximately $2.0 million in annualized cost savings commencing in 2021.
•Extension of Cash Runway – Ocugen sold an aggregate of 59.1 million shares of common stock in separate at-the-market offerings (“ATMs”) commenced in May 2020 and June 2020, generating net proceeds of $15.4 million and increasing its cash runway into the first quarter of 2021.
Second Quarter 2020 Financial Results:
•In April 2020, Ocugen completed an amendment and exchange of its Series A Warrants for an aggregate of 21.9 million shares of Ocugen’s common stock and non-interest-bearing unsecured notes in the aggregate principal amount of $5.6 million. The Company has made prepayments of $3.1 million on the unsecured notes from proceeds received under the May 2020 and June 2020 ATMs.
•Ocugen’s cash, cash equivalents and restricted cash totaled $15.1 million as of June 30, 2020, compared to $7.6 million as of December 31, 2019. The Company had 135.0 million shares of common stock outstanding at June 30, 2020.
•Research and development expenses for the three months ended June 30, 2020 were $1.6 million compared to $1.2 million for the three months ended June 30, 2019. General and administrative expenses for the three months ended June 30, 2020 were $1.8 million compared to $1.1 million for the three months ended June 30, 2019.
•Ocugen reported a net loss of $3.6 million, or $0.19 loss per share, for the three months ended June 30, 2020, compared to a net loss of $3.5 million, or $0.58 loss per share, for the three months ended June 30, 2019.
Conference Call and Webcast Details
The Company has scheduled a conference call and webcast for 8:30 a.m. Eastern Time today to discuss the results and recent business highlights. Ocugen's senior management team will host the call, which will be open to all listeners. There will also be a question and answer session following the prepared remarks.
The call can be accessed by dialing (844) 873-7330 (U.S.) or (602) 563-8473 (international) and providing the conference ID 5587104. To access a live audio webcast of the call on the “Investors” section of the Ocugen website, please click here. A replay of the webcast will be archived on Ocugen’s website for approximately 45 days following the call.
About Ocugen, Inc.
Ocugen, Inc. is a biopharmaceutical company focused on discovering, developing, and commercializing transformative therapies to cure blindness diseases. Our breakthrough modifier gene therapy platform has the potential to treat multiple retinal diseases with one drug – “one to many” and our novel biologic product candidate aims to offer better therapy to patients with underserved diseases such as wet age-related macular degeneration, diabetic macular edema and diabetic retinopathy. For more information, please visit www.ocugen.com.
Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from our current expectations. These and other risks and uncertainties are more fully described in our periodic filings with the Securities and Exchange Commission (the “SEC”), including the risk factors described in the section entitled “Risk Factors” in the quarterly and annual reports that we file with the SEC. Any forward-looking statements that we make in this press release speak only as of the date of this press release. Except as required by law, we assume no obligation to update forward-looking statements contained in this press release whether as a result of new information, future events or otherwise, after the date of this press release.
Corporate Contact:
Ocugen, Inc.
Sanjay Subramanian
Chief Financial Officer
IR@Ocugen.com

Media Contact:
LaVoieHealthScience
Emmie Twombly
etwombly@lavoiehealthscience.com
+1 857-389-6042
(tables to follow)

OCUGEN, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$14,968,161	$7,444,052
Prepaid expenses and other current assets	924,500	1,322,167
Asset held for sale	7,000,000	7,000,000
Total current assets	22,892,661	15,766,219
Property and equipment, net	232,354	222,464
Restricted cash	151,157	151,016
Other assets	482,711	667,747
Total assets	$23,758,883	$16,807,446
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$507,864	$1,895,613
Accrued expenses	2,084,915	2,270,045
Short-term debt, net	4,068,176	—
Operating lease obligation	175,538	172,310
Other current liabilities	204,860	205,991
Total current liabilities	7,041,353	4,543,959
Non-current liabilities
Operating lease obligation, less current portion	75,577	163,198
Long term debt, net	2,018,926	1,072,123
Other non-current liabilities	—	9,755
Total liabilities	9,135,856	5,789,035
Stockholders’ equity
Common stock	1,351,281	527,467
Treasury Stock	(47,864)	(47,864)
Additional paid-in capital	72,357,228	62,018,632
Accumulated deficit	(59,037,618)	(51,479,824)
Total stockholders’ equity	14,623,027	11,018,411
Total liabilities and stockholders’ equity	$23,758,883	$16,807,446

OCUGEN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Revenues
Collaboration revenue	$42,620	$—	$42,620	$—
Total revenues	42,620	—	42,620	—
Operating expenses
Research and development	1,629,869	1,240,047	3,282,187	5,033,069
General and administrative	1,779,016	1,088,477	4,055,800	2,136,497
Total operating expenses	3,408,885	2,328,524	7,337,987	7,169,566
Loss from operations	(3,366,265)	(2,328,524)	(7,295,367)	(7,169,566)
Other income (expense)
Change in fair value of derivative liabilities	—	(608,149)	—	(1,384,422)
Loss on debt conversion	—	(341,136)	—	(341,136)
Interest income	433	377	552	971
Interest expense	(248,143)	(261,562)	(262,892)	(957,031)
Other income (expense)	—	184	(87)	(232)
Total other income (expense)	(247,710)	(1,210,286)	(262,427)	(2,681,850)
Net loss	$(3,613,975)	$(3,538,810)	$(7,557,794)	$(9,851,416)
Deemed dividend related to Warrant Exchange	(12,546,340)	—	(12,546,340)	—
Net loss to common stockholders	$(16,160,315)	$(3,538,810)	$(20,104,134)	$(9,851,416)

Shares used in calculating net loss per common share — basic and diluted	83,537,463	6,067,401	68,082,346	5,461,576
Net loss per share of common stock — basic and diluted	$(0.19)	$(0.58)	$(0.30)	$(1.80)